UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2010

NAVISTAR FINANCIAL SECURITIES CORPORATION

(EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST

(EXACT NAME OF CO-REGISTRANT)

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST

(EXACT NAME OF CO-REGISTRANT AND ISSUER WITH RESPECT TO THE NOTES)

Delaware	333-104639	36-3731520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road

Schaumburg, Illinois 60173

(Address of Principal Executive Offices, including Zip Code)

(630) 753-4000

(Registrant’s Telephone Number, Including Area Code)

2850 W. Golf Road

Rolling Meadows, Illinois 60008

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2010, Navistar Financial Corporation (“NFC”) and Navistar Financial Securities Corporation (the “Seller”) entered into a Note Purchase Agreement with Banc of America Securities LLC on behalf of itself and as representative of the several initial purchasers (collectively, the “Initial Purchasers”), whereby each of the Initial Purchasers has severally agreed to purchase $250,000,000 aggregate principal balance of Floating Rate Dealer Note Asset Backed Notes, Series 2010-1, comprised of $214,800,000 aggregate principal balance of Class A Floating Rate Dealer Note Asset Backed Notes, Series 2010-1 (the “Class A Notes”), $16,400,000 aggregate principal balance of Class B Floating Rate Dealer Note Asset Backed Notes, Series 2010-1 (the “Class B Notes”), and $18,800,000 aggregate principal balance of Class C Floating Rate Dealer Note Asset Backed Notes, Series 2010-1 (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”), to be issued by Navistar Financial Dealer Note Master Owner Trust, a Delaware statutory trust created pursuant to that certain Master Owner Trust Agreement, dated as of June 10, 2004, by and between the Seller and Deutsche Bank Trust Company Delaware, as owner trustee. The Note Purchase Agreement provides that the obligations of the Initial Purchasers are subject to specified conditions precedent and that the Initial Purchasers will purchase all of the Notes if any of the Notes are purchased. NFC and the Seller have agreed to indemnify the Initial Purchasers against some liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Initial Purchasers may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION

/s/ William V. McMenamin
By:	William V. McMenamin
Its:	Vice President, Chief Financial Officer and Treasurer

Date: February 9, 2010